UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to CounterPath Solutions, Inc.

On November 30, 2006, our company entered into subscription agreements with eight accredited investors. Pursuant to the terms of the offering, our company issued (i) 5% convertible notes due November 30, 2008, in the aggregate amount of $4.0 million, and (ii) warrants to purchase an aggregate of 5,000,000 additional shares of our common stock at an exercise price of $0.80 per share.

The convertible notes entitle the investors to convert all or any part of the principal outstanding under the convertible notes into shares of our common stock at $0.40 per share, subject to adjustment according to the terms of

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the convertible notes. The interest on the convertible notes is charged at a rate of 5% per annum computed on the basis of the actual number of days elapsed.

The warrants entitle the investors to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.80 per share for a period of three years commencing on the date of the issuance of the warrants.

One of the accredited investors who participated in the offering was KMB Trac Two Holdings Ltd., a company who held a $2,000,000 convertible note and 2,500,000 warrants that we issued in a financing transaction dated December 13, 2005. Pursuant to the terms of the November 30, 2006 financing, KMB Trac Two Holdings agreed to subscribe for a $3,000,000 convertible note and 3,750,000 warrants in consideration for a cash payment of $1,000,000 and the surrender and cancellation of the $2,000,000 convertible note and the 2,500,000 warrants that we issued in the December 13, 2005 financing. We have agreed to pay any accrued interest owing to KMB Trac Two Holdings from December 13, 2005 to November 30, 2006. As a result, we received net cash proceeds of $2,000,000 in the November 39, 2006 financing transaction.

Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2006, our company issued 5% convertible notes to eight accredited investors for an aggregate amount of $4,000,000. The convertible notes are convertible, at the option of the investors, into an aggregate of 10,000,000 shares of our common stock at $0.40 per share. In addition, we issued warrants for the purchase of up to 5,000,000 additional shares of our common stock at an exercise price of $0.80 per share, exercisable until November 30, 2009. We issued the securities to the investors who are accredited investors (as that term is defined in Regulation D under the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

99.1

Form of Subscription Agreement dated November 30, 2006, between our company and the following persons:

C. Michael O’Brian
Nairbo Family Trust
Nairbo Investments Inc.
Emergco Funding Corporation
Keith Peck
Darryl Yea
570108 BC Ltd.

99.2	Form of Subscription Agreement dated November 30, 2006, between our company and KMB Trac Two Holdings Ltd.
99.3	Form of Convertible Note dated November 30, 2006
99.4	Form of Warrant Certificate dated November 30, 2006
99.5	News Release dated December 4, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By:	/s/ David Karp
David Karp
Chief Financial Officer

Dated: December 4, 2006

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